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                                                                   EXHIBIT 10.5




                            RESTATED PROMISSORY NOTE

$350,000.00                                                As of March 18, 1999
                                                                 Miami, Florida


         FOR VALUE RECEIVED, Coastal Community Group, Inc., a Florida corporation with an address at 255 Palm Avenue, Miami Beach, Florida 33139 ("Maker") promises to pay to the order of Bushmans' Inc. ("Payee"), on demand, the principal sum of THREE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($350,000.00), together with interest on the principal balance thereof, from time to time outstanding as follows:

         This Note shall have an effective date of March 18, 1999 and shall bear interest at a rate equal to two percent (2%) per annum in excess of the New York Prime Rate as quoted daily in the Wall Street Journal (Eastern Edition), provided that if more than one such rate is quoted then the highest such rate shall be applicable. The interest rate shall change when and if such New York Prime Rate changes and shall be computed on the actual number of days elapsed over a 365-day year; i.e., 1/365th of a full year's interest shall accrue for each day any portion of the principal evidenced by this Note is outstanding.

         To the extent not sooner due and payable, the entire unpaid principal balance of this Note, together with accrued and unpaid interest calculated as aforesaid, shall be due and payable in full on demand.

         Maker shall have the right, at any time and from time to time, to prepay the unpaid principal evidenced by this Note in whole or in part without premium or penalty but with accrued interest to the date of such prepayment on any amount prepaid. Any such prepayment shall be applied first to accrued interest with the balance, if any, to be applied to the then outstanding and remaining installments of principal hereof in the order of their maturities.

         This Note amends and restates in its entirety that certain promissory note dated March 18, 1999 by Maker in favor of Payee in the original principal amount of $350,000, and is issued in exchange for such note. Upon issuance of this Note, the original note shall be returned to Maker and shall be canceled.

         In the event that Maker fails to pay to Payee promptly when the same shall become due (whether at maturity, upon acceleration or otherwise) any portion of the indebtedness evidenced by this Note including, but not limited to, any amount of principal or of interest due under this Note, and such failure shall continue for more than ten (10) days, then the indebtedness evidenced by this Note and/or any note(s) which may be taken in renewal, extension, substitution or modification of all or any part of the indebtedness evidenced hereby or thereby shall, at the option of Payee, immediately become due and payable




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without demand upon or notice to Maker, and Payee shall be entitled to exercise the other remedies set forth in this Note or as provided by law.

         Maker hereby waives presentment for payment, demand, notice of dishonor and protest.

         Both principal and interest evidenced by this Note shall be payable in lawful currency of the United States of America to Payee at P.O. Box 8, Highway 66, East, Rocholt, Wisconsin 54473, or at such other place designated by Payee in writing.

         Maker agrees that this Note shall be deemed to have been made under and shall be governed by the laws of the State of Florida in all respects (except as to interest rates which are or may be preempted by the laws of the United States), including matters of construction, validity, and performance. If any provision of this Note shall be deemed unenforceable under applicable law, such provision shall be ineffective, but only to the extent of such unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the terms and provisions of this Note shall be applicable to and be binding upon each and every maker, endorser, surety, guarantor, all other persons who are or may become liable for the payment hereof and their heirs, personal representatives, successors or assigns. Maker and Payee each consents that jurisdiction and venue of any dispute arising from this Note shall be in Dade County, Florida.


                                       COASTAL COMMUNITY GROUP, INC.

                                       By: /s/ Hans C. Mueller
                                           ----------------------------------
                                       Name:  /s/ Hans C. Mueller
                                             --------------------------------
                                       Title:  /s/ Chairman/CEO & Pres.
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